UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K/A
Amendment No. 1

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 7, 2014 (October 8, 2014)

Education Realty Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32417	20-1352180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 South Shady Grove Road, Suite 600 Memphis, Tennessee	38120
(Address of Principal Executive Offices)	(Zip Code)

901-259-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
On October 14, 2014, Education Realty Trust, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) announcing that Education Realty Operating Partnership, LP, a subsidiary of the Company (the “Operating Partnership”), and one of the Operating Partnership’s subsidiaries, completed the sale of the collegiate housing community known as The Pointe at South Florida, located in Tampa, Florida, to Vesper USF LLC (an affiliate of Vesper Acquisition LLC) for $31 million in cash (the “Disposition”). The Company included certain unaudited pro forma financial information giving effect to the Disposition in Exhibit 99.1 thereto.

This Amendment No. 1 is being filed solely to provide additional unaudited pro forma financial information relating to the Disposition.

Item 9.01. Financial Statements and Exhibits.

(b)    Pro Forma Financial Information
Certain unaudited pro forma condensed consolidated financial information of the Company giving effect to the Disposition is filed as Exhibit 99.1 hereto and incorporated herein by reference.

(d)    Exhibits
99.1 Unaudited Pro Forma Condensed Consolidated Financial Information.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION REALTY TRUST, INC.

Date: November 7, 2014	By:	/s/ Edwin B. Brewer, Jr.
Edwin B. Brewer, Jr.
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBIT

Exhibit No.	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Information